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                                                                   Exhibit 4.14


                            AMENDMENT AGREEMENT NO. 5
                             TO AMENDED AND RESTATED
                  REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT


         THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 12th day of April, 1999, by and among THE WACKENHUT CORPORATION, a Florida corporation (herein called the "Borrower"), NATIONSBANK NATIONAL ASSOCIATION (the "Agent"), as Agent for the lenders (the "Lenders") party to the Amended and Restated Revolving Credit and Reimbursement Agreement dated December 30, 1997, as amended by Amendment Agreement No. 1 dated as of March 12, 1998, Amendment Agreement No. 2 dated as of August 7, 1998, Amendment Agreement No. 3 dated as of February 10, 1999, and Amendment Agreement No. 4 dated as of February 25, 1999 among such Lenders, Borrower and the Agent (the "Agreement") and the Lenders whose names are subscribed hereto.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make revolving loans to the Borrower in the aggregate principal amount of up to $65,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that all wholly-owned Subsidiaries of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that the Agreement be further amended in the manner described herein and the Agent and the Required Lenders have agreed, subject to the terms and conditions hereof, to make such amendment, as provided herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. DEFINITIONS. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. AMENDMENT. Subject to the conditions set forth herein, the Agreement is hereby amended, effective as of the date hereof, as follows:

                  (a) The definition of "Consolidated Net Worth" is hereby amended by deleting the final clause thereof, reading "PLUS or MINUS, as the case may be (iv) the cumulative effect of foreign exchange valuations" and inserting in lieu thereof the following:

                  "PLUS (iv) up to $7,000,000 for the cumulative effect of the change in accounting principles regarding start-up costs of WCC."

                  (b) SECTION 7.06 is hereby amended in its entirety so that as amended it shall read as follows:

                           "7.06 CONSOLIDATED NET WORTH. The Borrower will at
                  all times keep and maintain Consolidated Net Worth at an amount not less than (i) 90% of Borrower and Subsidiaries Consolidated Net Worth at September 30, 1997 and (ii) as at the last day of each succeeding fiscal quarter of the Borrower and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of





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                  Consolidated Net Worth required to be maintained pursuant to this SECTION 7.06 as at the end of the immediately preceding fiscal quarter, plus, (B) 50% of Consolidated Net Income (with no reduction for net losses for any period) for the fiscal quarter of the Borrower ending on such day, provided that for the quarter ended December 31, 1998 there shall be added to Consolidated Net Income up to $7,000,000 for the cumulative effect of the change in accounting principles regarding start-up costs of WCC, plus (C) 75% of the net proceeds to the Borrower from the sale of shares of the Borrower's capital stock received during the fiscal quarter of the Borrower ending on such date. The calculation of this covenant shall be based upon the consolidated financial statements of the Borrower and its Subsidiaries, including WCC."

         3. SUBSIDIARY CONSENTS. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and
(ii) confirming its guarantee of payment of all the Obligations.

         4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

                  (a) The representations and warranties made by Borrower in
         Article VI of the Agreement are true on and as of the date hereof;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 7.17 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         5. CONDITIONS. This Amendment Agreement shall become effective upon the Borrower delivering to the Agent five (5) counterparts of this Amendment Agreement duly executed by the Borrower, the Agent and the Required Lenders and consented to by each of the Subsidiaries and receipt by the Agent of all fees and expenses due in connection with this Amendment Agreement.

         6. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.





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         7. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                       BORROWER:

                                       THE WACKENHUT CORPORATION
WITNESS:


/s/ Joyce P. Veltre
----------------------------
                                       By: /s/ Mildred F. Smith
                                           -------------------------------------
                                           Name:  Mildred F. Smith
                                           Title: Vice President







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                                   GUARANTORS:

                                          AMERICAN GUARD AND ALERT, INCORPORATED
                                          TITANIA ADVERTISING, INCORPORATED
                                          TITANIA INSURANCE COMPANY OF AMERICA
                                          TUHNEKCAW, INC.
                                          WACKENHUT AIRLINE SERVICES, INC.
                                          WACKENHUT EDUCATIONAL SERVICES, INC.
                                          WACKENHUT FINANCIAL, INC.
                                          WACKENHUT INTERNATIONAL, INCORPORATED
                                          WACKENHUT OF NEVADA, INC.
                                          WACKENHUT PUERTO RICO, INC.
                                          WACKENHUT SERVICES, INCORPORATED
                                          WACKENHUT SERVICES LIMITED LIABILITY
                                            COMPANY
                                          WACKENHUT RESOURCES, INCORPORATED
                                          KING STAFFING, INC.
                                          SOUTHEASTERN RESOURCES, INC.
                                          WORKFORCE ALTERNATIVE, INC.
                                          KING TEMPORARY STAFFING, INC.
                                          WRI II, INC.
                                          PROFESSIONAL EMPLOYEE MANAGEMENT, INC.


WITNESS:


/s/ Joyce P. Veltre
----------------------------
                                       By: /s/ Mildred F. Smith
                                           -------------------------------------
                                           Name:  Mildred F. Smith
                                           Title: Vice President





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                                       NATIONSBANK, NATIONAL ASSOCIATION,
                                       as Agent for the Lenders



                                       By: /s/ John E. Williams
                                           -------------------------------------
                                           Name:  John E. Williams
                                           Title: Senior Vice President



                                       NATIONSBANK, NATIONAL ASSOCIATION,
                                       as Lender



                                       By: /s/ John E. Williams
                                           -------------------------------------
                                       Name:  John E. Williams
                                       Title: Senior Vice President



                                       SCOTIABANC INC.



                                       By: /s/ W.J. Brown
                                           -------------------------------------
                                       Name:  W.J. Brown
                                       Title: Managing Director




                                       SUNTRUST BANK, SOUTH FLORIDA, N.A.



                                       By: /s/ William H. Crawford
                                           -------------------------------------
                                       Name:  William H. Crawford
                                       Title: Assistant Vice President



                                       FIRST UNION NATIONAL BANK



                                       By: /s/ Mareen Walker Duvall
                                           -------------------------------------
                                           Name:  Mareen Walker Duvall
                                           Title: Senior Vice President




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